NEWS RELEASE for June 18, 2008

Contact:	Joe Allen	Sid L. Anderson, Chairman
	Allen & Caron Inc	Chatsworth Data Solutions, Inc
	212-691-8087	918-645-3701
	joe@allencaron.com	sid@slacollc.com

CHATSWORTH DATA SOLUTIONS, INC. ANNOUNCES CORPORATE NAME CHANGE AND ELECTION OF DIRECTORS

TULSA, OK (June 18, 2008) Chatsworth Data Solutions, Inc. (OTCBB:CHWD) (the “Company”) announced today that stockholders representing approximately 72% of the issued and outstanding shares of the Company’s common stock have approved, by written consent, the change of the Company’s name to International Data Solutions, Inc. Regarding the corporate name change Sid L. Anderson, the Company’s Chairman noted, “As our business continues to expand and have an increasingly global component, we believe it appropriate to have our corporate name reflect the international scope of our business. The name of the Company’s operating subsidiary, Chatsworth Data Corporation, will remain unchanged.” It is anticipated that a new trading symbol will be assigned to the Company.

Separately, the Company announced the election by stockholder consent of Sid L. Anderson, John T. Harnett, Steven W. Lefkowitz, Dr. Teong C. Lim and William H. Moothart to the Company’s board of directors. In making the announcement Anderson stated, “We are very fortunate to have the caliber of directors that we have. For a small public company, we have a very experienced group of directors to lead the Company forward.”

About Chatsworth Data Solutions, Inc.

Located in Tulsa, Oklahoma, the Company is the parent of Chatsworth Data Corporation (“CDC”), of Chatsworth, California. CDC has been trusted worldwide for 35 years as a provider of innovative, highly accurate and economically-priced intelligent data capture technology. CDC provides the front-end optical mark sensing and image scanning systems designed to meet the forms capture and document management needs of value added resellers, system integrators and applications developers who embed CDC technology into solutions tailored for several key markets. Chief among them are gaming/lottery, education, vote tabulation, healthcare, government, surveying, intelligence gathering and data management. Over a million readers and optical head assemblies have been sold by CDC to date. CDC also develops impact recording devices for packaging, shipping, insurance and transportation companies as well as organizations that manufacture fragile or sensitive products. Shares of Chatsworth Data Solutions, Inc. are traded on OTC:BB under the symbol CHWD. For more information about the Company and CDC, visit www.chatsworthdata.com.

Forward Looking Statements

This release contains or may contain certain statements that may be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All such forward-looking statements are based upon beliefs of, and information currently available to, the Company’s management as well as estimates and assumptions made by the Company’s management. When used in this release, the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Company or the Company’s management identify forward-looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the sections of the Company’s reports filed or to be filed with the Securities and Exchange Commission entitled “Risk Factors”) relating to the Company’s industry, the Company’s operations and results of operations and any businesses that may be acquired by the Company. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned. Although the Company believes that the expectations reflected in the forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future results, levels of activity, performance or achievements and actual results or developments may differ materially from those in the forward looking statements. The Company does not undertake any obligation to update any of the forward-looking statements to conform these statements to actual results.